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                                  EXHIBIT 23.1


            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS


The Board of Directors
CKS Group, Inc.:


          We consent to the incorporation herein by reference of our report dated June 17, 1997, relating to the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996, which report appears in the Form 8-K/A of CKS Group, Inc. dated June 25, 1997. We also consent to the incorporation herein by reference of our report dated June 6, 1996, relating to the balance sheets of Schell/Mullaney, Inc. as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of CKS Group, Inc. dated August 1, 1996. We also consent to the references to our firm under the heading "Experts" in the Prospectus.


                                     /s/ KPMG PEAT MARWICK LLP
                                     ----------------------------------

San Jose, California
October 24, 1997